Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Funds Multi-Strategy Trust of our report dated November 20, 2018, relating to the financial statements and financial highlights for the funds constituting the Allianz Funds Multi-Strategy Trust listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended September 30, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 28, 2019

Appendix A

1.	AllianzGI Retirement 2020 Fund

2.	AllianzGI Retirement 2025 Fund

3.	AllianzGI Retirement 2030 Fund

4.	AllianzGI Retirement 2035 Fund

5.	AllianzGI Retirement 2040 Fund

6.	AllianzGI Retirement 2045 Fund

7.	AllianzGI Retirement 2050 Fund

8.	AllianzGI Retirement 2055 Fund

9.	AllianzGI Multi Asset Income Fund

10.	AllianzGI Global Allocation Fund

11.	AllianzGI Best Styles Global Equity Fund

12.	AllianzGI Best Styles International Equity Fund

13.	AllianzGI Best Styles U.S. Equity Fund

14.	AllianzGI Convertible Fund

15.	AllianzGI Core Bond Fund

16.	AllianzGI Core Plus Bond Fund

17.	AllianzGI Emerging Markets Consumer Fund

18.	AllianzGI Emerging Markets Debt Fund

19.	AllianzGI Emerging Markets Small-Cap Fund

20.	AllianzGI Global Dynamic Allocation Fund

21.	AllianzGI Global High Yield Fund

22.	AllianzGI Global Sustainability Fund

23.	AllianzGI Global Water Fund

24.	AllianzGI High Yield Bond Fund

25.	AllianzGI International Growth Fund

26.	AllianzGI International Small-Cap Fund

27.	AllianzGI Micro Cap Fund

28.	AllianzGI NFJ Emerging Markets Value Fund

29.	AllianzGI PerformanceFee Managed Futures Strategy Fund

30.	AllianzGI PerformanceFee Structured US Equity Fund

31.	AllianzGI PerformanceFee Structured US Fixed Income Fund

32.	AllianzGI Preferred Securities and Income Fund

33.	AllianzGI Floating Rate Note Fund (formerly AllianzGI Real Estate Debt Fund)

34.	AllianzGI Short Duration High Income Fund

35.	AllianzGI Short Term Bond Fund

36.	AllianzGI Structured Return Fund

37.	AllianzGI U.S. Equity Hedged Fund

38.	AllianzGI Ultra Micro Cap Fund